UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Siriusdreef 30-36, 2132 WT Hoofddorp, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 23 56 99 842

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Disposition of Assets

On October 21, 2005, VIA NET.WORKS, Inc. (the “Company”) completed its sale of substantially all of its assets to Interoute Communications Holdings S.A. and certain of its affiliates (“Interoute” or the “Purchaser”) for $18.1 million, of which $5.0 million was advanced to the Company prior to the closing under an interim financing facility.  In addition, Interoute assumed $1.3 million which Interoute advanced to subsidiaries of the Company pursuant to the interim financing facility.  In the asset sale, Interoute acquired all of the Company’s remaining business operations comprised of its PSINet Europe operations in Germany, France, Belgium, Switzerland and the Netherlands and its VIA NET.WORKS operations in France, Germany and Spain, as well as certain assets pertaining to its centralized back office and technical support systems.  The Company retained all of its other debts and liabilities, including expenses related to its headquarters lease in Schiphol-Oost, The Netherlands, its senior executives and the remaining headquarters personnel, corporate vendors and professional advisors.  A copy of the related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  The sale was consummated shortly after the Company’s special meeting of its shareholders on October 21, 2005 in which the requisite shareholder vote was obtained to approve the asset sale.  At the special meeting, shareholders holding 67% of the Company’s total outstanding shares voted in favor of the proposal regarding the asset sale to Interoute, representing 99% of all votes cast.  A copy of the related press release announcing the completion of the disposition of the assets is filed herewith as Exhibit 99.1.

Item 8.01               Other Events

On October 17, 2005, the Company and Reachtown Limited (“Reachtown”) and the founding managers of the Amen group entered into a compromise deed and release (the “Settlement”) mutually releasing and settling all claims and disputes amongst each other in connection with the Share Purchase Agreement of January 28, 2004, as amended, relating to the sale by the Company of its Amen group of companies (the “SPA”), the Management Services Agreements dated January 28, 2004 and February 1, 2005 (the “MSAs”), and certain actions allegedly taken by each of Reachtown and the Company in connection with the SPA and the MSAs.  The Settlement included no present or future monetary consideration or obligation to either party.

At the special meeting on October 21, 2005, the Company’s shareholders also approved a Complete Plan of Liquidation and Dissolution providing for the voluntary dissolution of the Company.  The Company intends to file a certificate of dissolution with the Delaware Secretary of State within two weeks from the date of this report.  Pursuant to the plan of dissolution, the Company intends to liquidate its remaining assets, satisfy or make reasonable provisions for its remaining obligations and make distributions to the shareholders of the Company of any available liquidation proceeds.  If the Company’s board of directors determines that liquidation and dissolution is not in the Company’s best interests and the best interests of its shareholders and creditors, our board of directors may direct that the plan of dissolution be abandoned or may amend or modify the plan of dissolution to the extent permitted by Delaware law.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial Statements of Business Disposed

Unaudited combined financial statements of the business sold to Interoute are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information

The following unaudited pro forma consolidated financial information should be read in conjunction with the related notes and with the historical consolidated financial statements of VIA NET.WORKS, Inc. for the year ended December 31, 2004 and for the six months ended June 30, 2005, contained in the definitive proxy statement of VIA NET.WORKS, Inc. dated September 27, 2005, filed with the Securities and Exchange Commission on September 28, 2005.

The unaudited pro forma consolidated financial information is presented for informational purposes only, is based upon estimates by the Company’s management and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the date indicated above nor does it purport to indicate results which may be attained in the future.

On October 21, 2005, VIA completed the sale of substantially all of its assets pursuant to a sale and purchase agreement, or Sale Agreement, with Interoute, entered into on August 26, 2005. At the closing, VIA received cash consideration of $18.1 million. VIA and a subsidiary of Interoute (“Interoute Sub”) also entered into a subscription agreement on August 26, 2005 under which Interoute Sub purchased 10,810,811 shares of common stock and 5,454,545 shares of a newly created series of preferred stock of VIA designated Series A convertible preferred stock for an aggregate purchase price of $2.8 million. The preferred stock carries a dividend preference in an amount of 12% per annum of the purchase price of the stock. Upon liquidation of VIA, holders of the preferred stock are entitled to a liquidating dividend equal to the original purchase price paid for the stock, together with all accrued and unpaid dividends (whether or not declared) before any payment or declaration and setting apart for payment of any amount shall be made in respect of any of the VIA’s shares of common stock. Under the subscription agreement, Interoute Sub also received (a) 10,810,811 shares of common stock in lieu of $0.4 million in management services fee paid in connection with a management services contract entered into with a subsidiary of Interoute and (b) 14,189,189 shares of common stock in lieu of $0.9 million for a commitment fee paid in connection with the $7.2 million credit facility extended to VIA by a subsidiary of Interoute under a Facility Agreement entered into by VIA and the subsidiary of Interoute on August 26, 2005.

On July 12, 2005, VIA sold its Amen group of business and its U.S., Dutch and Portuguese VIA NET.WORKS branded legacy operations to Claranet for $9.3 million, less a portion of the deposit already paid by Claranet in connection with the Asset Sale (plus interest on such amount), repayment to Claranet of the amounts owed by VIA under the loan facility established on April 30, 2005, including interest, and an amount held as a deferred payment (the “July 12th Sale”). These businesses are presented as discounted operations in the historical financial statements for the year ended December 31, 2004 and the six months ended June 30, 2005 included herein. The sale excluded the PSINet Europe operations and VIA’s legacy operations in France, Germany and Spain and certain assets pertaining to the Company’s centralized back office and technical support systems, including employee contracts of certain headquarters personal (the “Remaining Assets”). On July 27, 2005, Claranet delivered a letter purporting to terminate the agreement under which it was to purchase the Remaining Assets. On August 23, VIA entered into a settlement agreement with Claranet relating to the termination of this agreement pursuant to which Claranet agreed to pay VIA, in two installments, approximately $800,000, less deductions of approximately $135,000 for certain operating expenses incurred by Claranet on VIA’s behalf pursuant to a transition services agreement (the “Claranet Settlement”).  The Remaining Assets were sold to Interoute on October 21, 2005 as described in the previous paragraph.

On June 29, 2005, the Company entered into a series of agreements (the “Sorbie Agreements”) relating to the release by Sorbie Europe B.V. (formerly PSINet Europe B.V.) (“Sorbie”) of all of the VIA’s obligations related to the unsecured zero-coupon convertible note of €6.0 million (approximately $7.3 million) due in full November 20, 2005 issued to Sorbie in connection with its acquisition of the PSINet Europe companies on August 9, 2004. Under the Sorbie Agreements, VIA and the sellers of the PSINet Europe companies mutually released all claims that either party has or may have in the future have against the other party under the August 9, 2004 purchase agreement. In consideration for the release, Sorbie agreed to cancel the note against a payment to Sorbie, prior to August 31, 2005, of €1.5 million (approximately $1.8 million) in cash and the issuance to Sorbie of a number of shares of common stock of VIA equal to 9.9%of the total outstanding shares of the Company as of June 29, 2005. Pursuant to the Sorbie Agreements, on August 29, 2005, VIA paid approximately $1.8 million and issued 7,173,341 shares of common stock (aggregate value of approximately $0.5 million) to Sorbie (collectively, the “Sorbie Settlement”). Upon completion of the Sorbie Settlement, VIA recorded a gain of $5.0 million in the statement of operations in the three months ending September 30, 2005. This gain is not reflected in the accompanying pro forma consolidated statement of operations.

The following unaudited pro forma consolidated balance sheet of VIA NET.WORKS, Inc. and its consolidated subsidiaries as of June 30, 2005 and unaudited pro forma income statements of VIA NET.WORKS, Inc. and its consolidated subsidiaries for the year ended December 31, 2004 and the six months ended June 30, 2005 are derived from the historical financial statements of VIA NET.WORKS, Inc. for the year ended December 31, 2004, and six months ended June 30, 2005 included herein, adjusted to illustrate the effect of the July 12th Sale and the Claranet Settlement, the sale of the Remaining Assets to Interoute, and the Sorbie Settlement, as if these occurred on June 30, 2005 with respect to the pro-forma consolidated balance sheet, and January 1, 2004 with respect to the pro-forma consolidated statement of operations.

VIA NET.WORKS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
(In thousands of U.S. dollars, except share data)

	June 30, 2005	July 12 Sale and Claranet Settlement (1)	Sorbie settlement (2)	Subtotal	Interoute Sale(3)	Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$3,140	$5,425	$(1,832)	$6,733	$19,237	$25,970
Restricted cash	2,457	—	—	2,457	(2,215)	242
Trade and other accounts receivable, net of allowance	4,827	—	—	4,827	(4,652)	175
Other current assets	3,701	—	—	3,701	(3,145)	556
Assets of businesses held for sale	19,843	(19,843)	—	—	—	—
Total current assets	33,968	(14,418)	—	17,718	9,225	26,943
Property and equipment, net	6,222	—	—	6,222	(6,222)	—
Goodwill	18,834	—	—	18,834	(18,834)	—
Intangible assets, net	3,052	—	—	3,052	(3,052)	—
Other non-current assets	792	—	—	792	—	792
Deferred tax assets	13,771	—	—	13,771	—	13,771
Total assets	$76,639	$(14,418)	$(1,832)	$60,389	$(18,883)	$41,506
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,912	$—	$—	$9,912	$(6,120)	$3,792
VAT and other taxes payable	507	—	—	507	(5)	502
Current portion of capital lease obligations and long-term payables	7,483	—	(7,298)	185	(185)	—
Deferred revenue	2,151	—	—	2,151	(2,151)	—
Accrued expenses	20,831	(3,320)	—	17,511	(15,322)	2,189
Deferred tax liability	14,034	—	—	14,034	(263)	13,771
Other current liabilities	1,918	—	—	1,918	(1,834)	84
Liabilities of businesses held for sale	19,598	(19,598)	—	—	—	—
Total current liabilities	76,434	(22,918)	(7,298)	46,218	(25,880)	20,338
Capital lease obligations and long-term payables, less current portion	142	—	—	142	(125)	17
Deferred tax liabilities	937	—	—	937	(937)	—
Total liabilities	77,513	(22,918)	(7,298)	47,297	(26,942)	20,355
Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; 5,454,545 shares issued	—	—	—	—	5	5
Common stock, $.001 par value; 132,500,000 shares authorized; 109,789,592 shares issued	67	—	7	74	36	110
Additional paid-in capital	558,478	—	502	558,980	4,866	566,696
Treasury stock, 1,520,789 shares	(1,521)	—	—	(1,521)	—	(1,521)
Accumulated gain (deficit)	(535,232)	956	4,957	529,319	(11,970)	(544,139)
Accumulated other comprehensive gain (loss)	(22,666)	7,544	—	(15,122)	15,122	—
Total stockholders’ equity	(874)	8,500	5,466	13,092	8,059	21,151
Total liabilities and stockholders’ equity	$76,639	$(14,418)	$(1,832)	$60,389	$(18,883)	$41,506

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2004

(1)             The balance sheet for the six months ended June 30, 2005, reflected the assets and liabilities for the Amen group of business and its U.S., Dutch and Portuguese VIA NET.WORKS branded legacy operations separately as assets and liabilities of businesses held for sale. Upon completion of the sale these assets and liabilities are eliminated.

The increase of cash and cash equivalents of $5.4 million in the July 12th Sale resulted from the receipt of the consideration of $9.3 million, less $3.9 million representing a portion of the deposit already paid by Claranet in connection with the Asset Sale (plus interest on such amount) and repayment to Claranet of the amounts owed by VIA under the loan facility established on April 30, 2005, including interest.

The reduction in accrued expenses represents the elimination of amounts owed to Claranet of $3.9 million less the net amount of $0.6 million arising from the August 23, 2005 settlement agreement with Claranet.

The amount of $7.5 million of accumulated other comprehensive loss relate to the impact of removing the foreign currency translation adjustments recorded by the subsidiaries included in the July 12th Sale as at June 30, 2005.

(2)             Represents the Sorbie Settlement as described above.

(3)             The increase of cash and cash equivalents of $19.2 million in the Interoute Sale represents the receipt of the cash consideration of $18.1 million and $2.8 million for the businesses and the issuance of the preferred and common stock, less cash and cash equivalents held by the subsidiaries included in the Interoute Sale on June 30, 2005 of $1.7 million. Cash and cash equivalents held by these subsidiaries at June 30, 2005 were transferred to Interoute and removed from cash and cash equivalents of the VIA NET.WORKS, Inc. on a pro forma basis.

Amounts disclosed for the other assets and liabilities relate to the impact of removing the Remaining Assets included in the Interoute Sale from the consolidated balance sheet as at June 30, 2005.

The increase in preferred and common stock and additional paid-in capital represents the fair value of the shares issued in conjunction with the Interoute Sale and comprises:

	Par value $	Additional paid-in capital $
Preferred Stock 5,454,545 at $0.44 per share	5	2,395
Common Stock 35,810,811 at $0.07 per share	36	2,471
	41	4,866

The amount of $15.1 million of accumulated other comprehensive loss relate to the impact of removing the foreign currency translation adjustments recorded by the subsidiaries included in the Asset Sale as at June 30, 2005.

VIA NET.WORKS, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands of U.S. Dollars, except share and per share data)

	For the six months ended June 30, 2005	Sorbie Settlement	Interoute Sale(1)	Pro Forma statement of operations
Revenue	$29,586	—	$29,477	$109
Operating costs and expenses:		—
Internet services	15,458	—	15,458	—
Selling, general and administrative	28,566	—	18,153	10,413
Impairment and restructuring charges	11,846	—	10,020	1,826
Depreciation and amortization	2,911	—	2,911	—
Total operating costs and expenses	58,781	—	46,542	12,239
Operating gain (loss) from continuing operations	(29,195)	—	(17,065)	(12,130)
Interest income	60	—	19	41
Interest expense	(333)	(153)	(139)	(41)
Other income (expense), net	299	—	(4,463)	4,762
Foreign currency (losses) gains, net	(10,366)	—	(955)	(9,411)
Gain (loss) from continuing operations before minority interest and income taxes	(39,535)	(153)	(22,603)	(16,779)
Income tax benefit (expense)	(172)	—	129	(301)
Net gain (loss) from continuing operations	$(39,707)	(153)	$(22,474)	$(17,080)
Basic and diluted (loss) gain per share:
Continuing operations	$(0.36)	—	$(0.20)	$(0.16)
Shares used in computing basic and diluted loss per share	109,789,592	109,789,592	109,789,592	109,789,592

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2005

(1)             Represents the elimination of the results of operations of the trading activities to be sold to Interoute pursuant to the Sale Agreement described above.

	For the year ended December 31, 2004	Sorbie Settlement	Interoute Sale(1)	Pro Forma statement of operations
Revenue	$31,961	—	$31,926	$35
Operating costs and expenses:		—
Internet services	16,905	—	16,905	—
Selling, general and administrative	44,526	—	24,819	19,707
Impairment and restructuring charges	8,992	—	6,779	2,213
Depreciation and amortization	4,777	—	4,777	—
Total operating costs and expenses	75,200	—	53,280	21,920
Operating gain (loss) from continuing operations	(43,239)	—	(21,354)	(21,885)
Interest income	510	—	33	477
Interest expense	(300)	(111)	(157)	(32)
Other income (expense), net	5,877	—	(2,933)	2,944
Foreign currency gains, net	5,377	—	(919)	4,458
Gain (loss) from continuing operations before minority interest and income taxes	(31,774)	(111)	(17,626)	(14,038)
Income tax benefit (expense)	68	—	68	—
Net gain (loss) from continuing operations	$(31,706)	(111)	$(17,558)	$(14,038)
Basic and diluted (loss) gain per share:
Continuing operations	$(0.29)	—	$(0.16)	$(0.13)
Shares used in computing basic and diluted loss per share	109,789,592	109,789,592	109,789,592	109,789,592

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(1)             Represents the elimination of the results of operations of the trading activities to be sold to Interoute pursuant to the Sale Agreement described above.

(c) Exhibits.

The Exhibits listed in the accompanying Exhibit Index are filed by reference as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President,
General Counsel & Secretary

October 24, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 21, 2005.
99.2	Unaudited Combined Financial Statements of the Business Disposed